Exhibit 99.1

AT THE COMPANY	AT CAMERON ASSOCIATES
Robert Wilson – Chief Financial Officer 520/747-6600	Alison Ziegler 212/554-5469

MEDIA

Elliot Sloane/Dan Zacchei – Sloane & Company

212/486-9500

FOR IMMEDIATE RELEASE

Providence Service Corporation Agrees to Acquire Ingeus Limited

TUCSON, ARIZONA – March 31, 2014 -- The Providence Service Corporation (Nasdaq: PRSC), a leader in the management and provision of human social services and non-emergency transportation through a variety of government-sponsored programs, announced today that it has entered into an agreement to acquire Ingeus Limited. Australia-based Ingeus has operations in 10 countries and four continents and is recognized as a pre-eminent distributed workforce development company and market leader in outsourced employability programs, operating in the social improvement, employment and welfare services markets. The acquisition expands Providence’s footprint into new markets, diversifies its customer base, and enhances its workforce development expertise.

Providence will acquire 100% of Ingeus for GBP £35 million (USD $58 million based on GBP/USD exchange rate of 1.6544 as of March 27, 2014) in cash payable at closing and restricted stock and cash with a combined value of GBP £14,345,794 (USD $23.7 million) subject to a vesting schedule of four years. To the extent certain thresholds and performance hurdles are met during the five-year period following closing of the transaction, Providence could also pay up to GBP £75 million (USD $124 million) in the form of contingent earn-out payments. The transaction is anticipated to be accretive to earnings per share in 2014 and is expected to close in the second quarter of 2014, subject to customary regulatory approvals and closing conditions.

Ingeus generated revenue and adjusted EBITDA for the twelve months ended December 31, 2013 of GBP £209 million, or USD $345 million, and GBP £34 million, or USD $56 million (based on AUD/GBP exchange rate of 0.5562 and AUD/USD exchange rate of 0.9202 as of March 27, 2014), respectively. Revenue and adjusted EBITDA have grown at compounded annual growth rates of 26.6% and 18.7% over the last three years, respectively. In 2013 Ingeus generated over 70% of its revenue in the United Kingdom, with the majority of other revenue coming from France and Saudi Arabia.

“Ingeus is a good match for Providence, with strong management, deep client relationships and a proven track record of delivering high-quality services,” said Providence CEO Warren Rustand. “Ingeus complements our existing businesses, both strategically and culturally, and shares our core values, focus on integrity, and commitment to customer-centered care through innovation. Importantly, because there is no overlap of current clients, there will be significant opportunity for sharing of expertise.”

“We welcome a talented Ingeus team to Providence, and look forward to helping them continue to build upon their success,” said Providence Chairman Chris Shackelton. “From a financial perspective, this transaction exceeds the high standards we set for acquisitions and should create substantial value over the coming years. With the upfront consideration representing less than 40% of the total potential acquisition cost and the remaining consideration tied to performance thresholds, we are confident we have aligned incentives towards generating cash flow and value for our shareholders. Given Providence’s strong balance sheet and free cash flow generation, this transaction should not limit our capacity to pursue additional opportunities that meet our strategic criteria and enhance long-term shareholder value.”

“We couldn’t be more excited about joining the Providence platform,” said Ingeus founder and Managing Director Thérèse Rein. “I am delighted to have found a partner that shares our commitment to excellence with integrity. Ingeus has an ongoing commitment to expanding our operations so as to assist more people to realize their potential. Providence will provide the financial underpinning and complementary knowhow which will enable us to fully achieve our goals. We expect the scale and collective capabilities of the combined businesses will enhance our service delivery and open doors for winning new business.”

Rustand continued, “This transaction will provide compelling long-term opportunities both internationally and domestically. Over time, it will increase Ingeus’ service capabilities in the United Kingdom and its other markets, while also expanding Providence’s capabilities in the United States and Canada. As part of Providence, Ingeus will be better positioned to compete for government contracts and continue its track record of expanding into new markets. Furthermore, it benefits Providence by providing a foundation for entering complementary business lines.”

The Ingeus management team will be joining Providence and will continue to run the company’s operations, bringing extensive experience in global government services to the Providence platform and a proven history of successful delivery. Ingeus’ founder, Thérèse Rein, will continue to lead the business and will report directly to Providence’s Chief Executive Officer, Warren Rustand.

Wells Fargo Securities served as exclusive financial advisor and Sheppard, Mullin, Richter & Hampton LLP and Paul Hastings LLP served as legal counsel to Providence in connection with the transaction. Investec served as exclusive financial advisor and Herbert Smith Freehills LLP served as legal counsel to Ingeus.

Conference Call

Providence will host a conference call Tuesday, April 1, 2014 at 9:00 a.m. EDT (6:00a.m. PDT/MST) to discuss the details of the Ingeus acquisition. Interested parties are invited to listen to the call live over the internet at http:///investor.provcorp.com. The call is also available by dialing (800) 299-8538 (USA) or (617) 786-2902 (non-USA) and by using the passcode 10902288. A replay of the teleconference will be available on http://investor.provcorp.com. A replay will also be available until April 8, 2014 by dialing (888) 286-8010 or (617) 801-6888 and using passcode 88486288.

About Providence Service Corporation

Providence is a Tucson, Arizona-based company that provides and manages government sponsored human services and non-emergency transportation services. It offers: (1) non-emergency transportation management services to state Medicaid programs, local government agencies, hospital systems, health maintenance organizations, private managed care organizations and commercial insurers, as well as to individuals with limited mobility, people with limited means of transportation, people with disabilities and Medicaid members (2) home- and community-based counseling services, which include home-based and intensive home-based counseling, workforce development, substance abuse treatment services, school support services and correctional services; (3) foster care and therapeutic foster care services; (4) not-for-profit managed services comprising administrative support, information technology and accounting and payroll services; and (5) case management, referral and monitoring services. Providence is unique in that it provides and manages its human services primarily in the client’s own home or in community based settings, rather than in hospitals or treatment facilities and provides its non-emergency transportation services through local transportation providers rather than an owned fleet of vehicles. The Company provides a range of services through its direct entities to approximately 56,300 clients, with approximately 15.8 million individuals eligible to receive the Company's non-emergency transportation services.

About Ingeus Limited

Established in 1989, Ingeus is a Brisbane, Australia-based provider of back-to-work and health and well-being services to long-term unemployed people, people with disabilities/health conditions, single parents, young people, mature aged people/workers and refugees and migrants in Australia, the United Kingdom, France, Germany, Sweden, South Korea, Switzerland, Poland, Saudi Arabia and New Zealand. It offers increasing participation services, such as eliminating vulnerability, creating employment, advocating diverse and flexible workplaces, strategies for the aging population, decent lasting jobs in the emerging green industry, career progression and advancement and intervention to prevent the risk of long-term unemployment. The company also provides enhancing well-being services, including assisting people to remain in or return to work, building resilience, fostering safe and healthy workplaces, helping governments and employers to address workplace absenteeism and working alongside employment advisors to ensure that the holistic needs of individuals are met to work with conditionality. Further, the company provides services for skills and lifelong learning, including skills for the most disadvantaged, understanding skills in demand, practical earning and learning, career counseling and organizational development. Ingeus is a market leader in the UK Department of Work and Pensions’ Work Programme, a pioneer of the employment services market in France, a market leader for both employment and outplacement services in South Korea and the first entrant and a market leader across employment services programs in Saudi Arabia. The company employs staff in excess of 2,500 across more than 160 delivery sites throughout 10 countries.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to the global credit crisis, capital market conditions, the implementation of the healthcare reform law, state budget changes and legislation and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

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